[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 10.50

XYREM®

Manufacturing Services and Supply Agreement

Between

Patheon Pharmaceuticals Inc.

and

Jazz Pharmaceuticals, Inc.

Table of Contents

ARTICLE 1		1
INTERPRETATION		1
1.1	DEFINITIONS	1
1.2	CURRENCY	5
1.3	SECTIONS AND HEADINGS	6
1.4	SINGULAR TERMS	6
1.5	SCHEDULES	6
ARTICLE 2		7
MANUFACTURING SERVICES		7
2.1	MANUFACTURING SERVICES	7
2.2	STANDARD OF PERFORMANCE	9
2.3	ACTIVE MATERIAL REPORTS AND QUOTA	9
ARTICLE 3		10
CLIENT'S OBLIGATIONS		10
3.1	PAYMENT	10
3.2	ACTIVE MATERIALS	11
ARTICLE 4		11
CONVERSION FEES AND COMPONENT COSTS		11
4.1	PRICING	11
4.2	ADJUSTMENTS DUE TO TECHNICAL CHANGES	11
ARTICLE 5		12
ORDERS, SHIPMENT, INVOICING, PAYMENT		12
5.1	ORDERS AND FORECASTS	12
5.2	RELIANCE BY PATHEON	12
5.3	MINIMUM ORDERS	13
5.4	SHIPMENTS	13
5.5	INVOICES AND PAYMENT	14
ARTICLE 6		14
PRODUCT CLAIMS AND RECALLS		14

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6.1	PRODUCT CLAIMS	14
6.2	PRODUCT RECALLS AND RETURNS	15
6.3	DISPOSITION OF DEFECTIVE OR RECALLED PRODUCT	16
6.4	CUSTOMER QUESTIONS AND COMPLAINTS	17
6.5	SOLE REMEDY	17
ARTICLE 7		17
CO-OPERATION		17
7.1	QUARTERLY REVIEW	17
7.2	GOVERNMENTAL AGENCIES	17
7.3	RECORDS AND ACCOUNTING BY PATHEON	18
7.4	INSPECTION; AUDIT	18
7.5	ACCESS	18
7.6	REPORTS	19
7.7	REGULATORY FILINGS	19
ARTICLE 8		20
TERM AND TERMINATION		20
8.1	INITIAL TERM	20
8.2	TERMINATION FOR CAUSE	20
8.3	TERMINATION BY THE CLIENT	21
8.4	TERMINATION DUE TO PRODUCT DISCONTINUATION	21
8.5	OBLIGATIONS ON TERMINATION	21
8.6	SURVIVAL	22
ARTICLE 9		22
REPRESENTATIONS, WARRANTIES AND COVENANTS		22
9.1	AUTHORITY	22
9.2	CLIENT WARRANTIES	22
9.3	PATHEON WARRANTIES	23
9.4	DEBARRED PERSONS	23
9.5	REGULATORY APPROVALS	23
9.6	COMPLIANCE WITH LAWS	23
9.7	NO WARRANTY	24
ARTICLE 10		24
REMEDIES AND INDEMNITIES		24
10.1	CONSEQUENTIAL DAMAGES	24
10.2	LIMITATION OF LIABILITY	24

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10.3	PATHEON	25
10.4	CLIENT	25
10.5	REASONABLE ALLOCATION OF RISK	26
ARTICLE 11		26
CONFIDENTIALITY		26
11.1	CONFIDENTIALITY	26
ARTICLE 12		26
DISPUTE RESOLUTION		26
12.1	COMMERCIAL DISPUTES	26
12.2	TECHNICAL DISPUTE RESOLUTION	27
ARTICLE 13		27
MISCELLANEOUS		27
13.1	INVENTIONS	27
13.2	INTELLECTUAL PROPERTY	28
13.3	INSURANCE	28
13.4	INDEPENDENT CONTRACTORS	29
13.5	NO WAIVER	29
13.6	ASSIGNMENT	29
13.7	FORCE MAJEURE	29
13.8	NOTICES	30
13.9	SEVERABILITY	31
13.10	ENTIRE AGREEMENT	31
13.11	OTHER TERMS	31
13.12	THIRD PARTY BENEFICIARY	32
13.13	EXCLUSIVITY	32
13.14	PUBLICITY	32
13.15	EXECUTION IN COUNTERPARTS	32
13.16	GOVERNING LAW	32

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

MANUFACTURING SERVICES AND SUPPLY AGREEMENT

THIS MANUFACTURING SERVICES AND SUPPLY AGREEMENT (the "Agreement") made as of the 13th day of March, 2007, and with an Effective Date and a Manufacturing Commencement Date as set forth below.

B E T W E E N:

PATHEON PHARMACEUTICALS INC.,

a corporation existing under the laws of the

State of Delaware,

(hereinafter referred to as "Patheon"),

- and -

JAZZ PHARMACEUTICALS, INC.,

a corporation existing under the laws of the State of Delaware,

(hereinafter referred to as the "Client").

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions.

The following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the United States Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder.

"Active Material" means the active pharmaceutical ingredient listed on Schedule D hereto;

"Active Material Reimbursement Value" means the actual cost to Client of the Active Materials for the purposes of Section 10.2(b) of this Agreement as set forth in Schedule D hereto and as may be amended from time to time by the Client to reflect the actual cost of such Active Materials paid by the Client;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

"Affiliate" means:

(a)	a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or

(b)	a business entity which is controlled by a party to this Agreement either directly or indirectly, by stock ownership or otherwise.

For the purposes of this definition, "control" means the ownership of shares carrying at least a majority of the votes in respect of the election of the directors of a corporation. Notwithstanding the foregoing, the owners of preferred stock (or common stock issued upon conversion thereof) of the Client such as financial institutions, venture capital funds and private equity investors will not be its “Affiliates” for purposes of this Agreement;

"Annual Volume" means the volume of Product to be manufactured in any Year of this Agreement as set forth in Schedule B hereto.

"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

"Batch" means a specific quantity of Active Material and Components that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

"Bulk Product" means unlabeled bottled and capped Product packaged in accordance with the applicable packaging configurations as set forth in the Specifications and Schedule M hereto which, prior to the Manufacturing Commencement Date, will be packaged in shippers by current supplier of Product and then delivered to Patheon for secondary packaging only;

"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the State of Ohio which have been provided in writing to the Client by Patheon;

"cGMPs" means current good manufacturing practices, as applicable, as described in:

(a)	Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations;

(b)	Division 2 of Part C of the Food and Drug Regulations (Canada);

(c)	EC Directive 91/356/EEC; and

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(d)	the latest Health Canada, FDA and EMEA guidance documents pertaining to manufacturing and quality control practice, as updated, amended and revised from time to time and as applicable under the particular circumstances;

"Components" means, collectively, all packaging components, raw materials and ingredients, required to be used in order to produce the Product in accordance with the Specifications, other than the Active Material;

"Deficiency Notice" shall have the meaning ascribed thereto in Section 6.1(a);

"DEA" means the United States Drug Enforcement Administration or its international counterparts.

“Effective Date” means March 13, 2007 unless revised by mutual written agreement of the parties in accordance with this Agreement.

"EMEA" means the European Medicines Agency or any successor European governmental agency performing similar functions with respect to pharmaceutical products;

"FDA" means the United States government department known as the Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to pharmaceutical products;

"Firm Orders" has the meaning specified in Section 5.1(b);

"Fully Packaged Product" means the Product packaged in accordance with the applicable packaging configurations as set forth in the Specifications and Schedule L hereto.

"Health Canada" means a section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and Health Products and Food Branch Inspectorate or any successor Canadian governmental agency performing similar functions with respect to pharmaceutical products;

"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions, copyright and industrial designs;

"Invention" means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

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"Inventory" means all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Product but, for greater certainty, does not include the Active Material;

"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority applicable to the activities hereunder;

"Manufacturing Commencement Date” means a date certain, specified in a written notice from Client to Patheon delivered at least sixty (60) days prior to such date, when Patheon will commence Manufacturing Services to manufacture and package Product hereunder.

“Manufacturing Services" means (i) during the period commencing on the Effective Date and ending on the day immediately preceding the Manufacturing Commencement Date, the Packaging Services only; and (ii) during the period commencing on the Manufacturing Commencement Date and throughout the term of this Agreement, all of the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement, required to produce Product from the Active Material and Components;

"Manufacturing Site" means the US facility owned and operated by Patheon that is located at [ * ];

"Minimum Run Quantity" means the minimum number and size of Batches of Product to be produced during the same cycle of manufacturing as set forth in Schedule B hereto;

"NDA" means a New Drug Application for the Product made in accordance with applicable regulations and requirements of the FDA as from time to time in effect;

“Packaging Services” means the packaging and related services performed or to be performed by Patheon hereunder to accept Bulk Product and package it into Fully Packaged Product after the Effective Date and prior to the Manufacturing Commencement Date.

"Patheon Manufacturing Responsibilities" means Patheon’s responsibilities and obligations with respect to the provision of Manufacturing Services as set forth in Sections 2.1 and 2.2;

"Product" means the product listed on Schedule A hereto;

"Quality Agreement" means the agreement entered into between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing Services provided by Patheon, which agreement shall be in the form attached hereto as Schedule E;

"Quota" means the procurement quota quantity of Active Material allotted by the DEA to Patheon in order for Patheon to perform the Manufacturing Services.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Regulatory Filings” means the NDA and any other filing under the United States Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, and any corresponding filing required in other countries and jurisdictions (including, without limitation, the EMEA), in connection with the registration, manufacturing, sale and use of the Product, other than local or federal permits required to be obtained by Patheon in connection with performance of the Manufacturing Services.

"Specifications" means the file, for the Product, which is provided by the Client to Patheon in accordance with the procedures listed in Schedule A hereto and which contains documents relating to such Product, including, without limitation:

(a)	specifications for the Active Material and Components;

(b)	manufacturing specifications, vendors, directions and processes;

(c)	storage requirements;

(d)	environmental, health and safety information relating to the Product including material safety data sheets; and,

(e)	the finished Product specifications, applicable packaging specifications and shipping requirements for each Product;

all	as updated, amended and revised from time to time by the Client in accordance with the terms of this Agreement;

"Technical Dispute" has the meaning specified in Section 12.2;

"Territory" means the entire world;

"United States" means the United States of America, its territories and possessions, including Puerto Rico and the U.S Virgin Islands; and

"Year" means in the first year of this Agreement, the period from the Commencement Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.

1.2 Currency.

Unless otherwise specifically provided herein, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.

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1.3 Sections and Headings.

The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise specifically provided herein, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

1.4 Singular Terms.

Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

1.5 Schedules.

The following Schedules are attached to, incorporated in and form part of this Agreement:

Schedule A		Product Specifications
Schedule B	-	Minimum Run Quantity, Annual Volume, Fees & Price Adjustments
Schedule C	-	Stability Testing
Schedule D	-	Active Material & Active Material Reimbursement Value
Schedule E	-	Batch Numbering & Expiration Dates
Schedule F	-	Technical Dispute Resolution
Schedule G	-	Quality Agreement
Schedule H	-	Quarterly Active Materials Inventory Report
Schedule I	-	Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield
Schedule J	-	Form of Exclusive Components Purchasing Summary
Schedule K	-	Bill-Back Items
Schedule L	-	Packaging Configurations for Full Packaged Product
Schedule M		Packaging Configurations for Bulk Package Product

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ARTICLE 2

MANUFACTURING SERVICES

2.1 Manufacturing Services.

Patheon shall provide the Manufacturing Services for the fees specified in Schedules B and C. Patheon may change the Manufacturing Site for the Product only with the prior written consent of Client. None of the Manufacturing Services may be subcontracted by Patheon without the Client’s prior written consent.

Client shall specify the Manufacturing Commencement Date by [ * ] days’ written notice to Patheon. For clarity, the parties acknowledge that the Manufacturing Commencement Date is conditioned upon (i) the approval of Patheon as a manufacturer of the Product, including approval of Patheon’s facility by the FDA and any other applicable regulatory Authority, (ii) receipt of appropriate Quota and (iii) [ * ] of Client’s [ * ],

During the period from the Effective Date through the day immediately preceding the Manufacturing Commencement Date, Patheon shall perform Packaging Services for Bulk Product on a non-exclusive basis in accordance with the description of services below as applicable to Packaging Services.

From and after the Manufacturing Commencement Date, Patheon shall perform the Manufacturing Services set forth below. The Client shall purchase (A) its entire requirements of [ * ] and [ * ] for distribution in [ * ]; provided, however, that the Client may establish other third party suppliers as additional manufacturers of the Product for [ * ], and may purchase Product from such manufacturers, if [ * ] pursuant to the terms and conditions of this Agreement and (B) [ * ] for distribution in [ * ], in each case, from Patheon pursuant to the terms of this Agreement. In providing the Manufacturing Services, Patheon shall perform the following services:

(a)	Conversion of Active Materials and Components. Patheon shall convert Active Material and Components into Product.

(b)

Quality Control and Quality Assurance of Product manufactured by Patheon. Patheon shall perform the quality control and quality assurance testing specified in the Quality Agreement. Each time Patheon ships Product to the Client, it shall provide the Client with a certificate of analysis that sets out the test results for each Batch of Product, and that certifies that such Batch has been evaluated by Patheon's Quality Control/Quality Assurance department and that the Product complies with the Specifications and was manufactured in accordance with cGMPs. Patheon shall test or cause to be tested each Batch of Product to be supplied pursuant to this Agreement, in accordance with the testing

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methods for the Product set forth in the Specifications, before delivery of such Batch to the Client. Notwithstanding the foregoing, the Client reserves the right to test or have tested all Product supplied by Patheon and pursuant to Section 6.1 hereof to reject any Product that fails to comply with the Specifications or Product that is not made in accordance with cGMPs.

(c)	Testing of Components and Active Material.

(i)	Components. Patheon shall purchase and test all Components at Patheon's expense and as specified by the Specifications. The Client will have the right to specify the suppliers for the Components. Patheon shall not change any Specifications or supplier of such Components without the prior written consent of the Client.

(ii)	Active Material. Promptly following receipt of the Active Material to be supplied by Client, Patheon will test (pursuant to test methods and drug specifications to be provided by the Client) and approve such Active Material as acceptable for performing Manufacturing Services under this Agreement. Patheon will notify the Client in writing within [ * ] days of receipt of any failure of Active Material unless earlier notice is required by Law; absent any such notice Active Material will be deemed to be accepted and approved by Patheon.

(d)	Stability Testing. Patheon shall conduct stability testing on the Product in accordance with agreed upon protocols and Specifications in Schedule C. Patheon shall not make any changes to these Specifications or testing protocols without prior written approval from the Client. Patheon will promptly provide any and all data and results relating to the stability testing upon request by the Client. In the event that any Batch of the Product fails, or is suspected to fail, stability testing, Patheon will notify the Client within one Business Day and Patheon and the Client shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure.

(e)

Packaging. During the period between the Effective Date and the Manufacturing Commencement Date, Patheon shall convert Bulk Product into Fully Packaged Product for the Client in accordance with the applicable Specifications from time to time as requested by Client. From and after the Manufacturing Commencement Date, Patheon shall package Bulk Product and Fully Packaged Product, as specified by Client in its purchase orders, each in accordance with the applicable Specifications. In addition, Patheon shall assign Batch numbers and expiration dates for all Product shipped, if applicable. Such Batch numbers and expiration dates shall be affixed on the Product and on the shipping cartons, as applicable, of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for Batch numbering and expiration dates of Product manufactured by Patheon is detailed in the Quality Agreement attached hereto as Schedule G. The Client may, in its sole discretion, make changes to labels, product inserts and other

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packaging for the Product. Patheon's name shall not appear on the label or anywhere else on the Product unless: (i) required by any Laws; or (ii) [ * ] expressly consents to such use of its name in writing.

(f)	Active Materials and Client Supplied Components Importing. The Client will deliver all Active Materials and Components which Client is responsible for supplying (if any) to Patheon [ * ] (INCOTERMS 2000).

(g)	Bill-Back Items. The expenses in respect of all third party supplier fees for the purchase of columns, standards, tooling, and other project specific items necessary for Patheon to perform the Manufacturing Services, and which are not included as Components, shall be set forth on Schedule K hereto, as may be amended from time to time by the written consent of both parties, and charged to the Client at [ * ].

2.2 Standard of Performance.

Patheon shall provide the Manufacturing Services in accordance with the Specifications, all applicable Laws and cGMPs.

2.3 Active Material Reports and Quota.

(a) Reporting. Patheon shall provide the Client with a quarterly inventory report of the Active Materials held by Patheon in accordance with the inventory report form annexed hereto as Schedule H, which shall contain the following information for such quarter:

Quantity Received: The total quantity of Active Materials that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of Active Materials dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Active Materials that complies with the Specifications and is held at the beginning of the applicable period, less the inventory of Active Materials that complies with the Specifications and is held at the end of such period. The Quantity Dispensed shall only include Active Materials received and dispensed in connection with commercial manufacturing of Product and, for certainty, shall not include any Active Materials received or dispensed in connection with technical transfer activities or development activities during the applicable period, including, without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period.

Quantity Converted: The total amount of Active Materials contained in the Product produced with the [ * ] (including any [ * ] in accordance with [ * ]), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 as a result of a failure by Patheon to provide Manufacturing Services in accordance with Specifications, cGMPs and all applicable Laws.

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(b) Quota. The parties acknowledge that the Active Material is scheduled under the Federal Controlled Substances Act. Patheon is required to obtain a Quota from the DEA before producing Product. In that regard, throughout the term hereof, Patheon will submit to DEA in a timely manner all necessary documents to obtain a Quota sufficient to meet Client’s forecasts made pursuant to Section 5.1(a). Additional request(s) will be submitted by Patheon to DEA in a timely manner as necessary to reflect changes in Client’s forecast requirements of Active Material and Product. Patheon further agrees to [ * ] obtain a Quota from the DEA that allows Patheon to manufacture all of Client’s forecasted requirements for Product including cooperating with the Client in connection with any discussions with the DEA regarding a Quota. PATHEON ACKNOWLEDGES THAT TIME IS OF THE ESSENCE IN PERFORMING ITS OBLIGATIONS UNDER THIS PROVISION.

(c) Unused Active Material; Reports. Patheon will use [ * ] to avoid any loss of Active Material. If and to the extent that Active Material is spilled, lost, scrapped or otherwise unusable hereunder, Patheon will dispose of such Active Material in accordance with applicable regulations and will prepare all necessary disposal reporting documents and furnish such to DEA in accordance with applicable regulations and take such steps as are necessary to reclaim such lost amounts of Active Material for the Quota in the same Quota year any such loss occurs. In the event of any diversion of Active Material, Patheon will prepare all required diversion reports and will, contemporaneously with the filing thereof with DEA in accordance with applicable regulations, provide a copy to Client.

(d) Registrations. Patheon will acquire and maintain current DEA registrations required to manufacture, hold, import and export Product

(e) Volumes Constrained by Quota. Notwithstanding any other provision of this Agreement, in the event of any inconsistency or conflict between this Agreement and any terms or provisions hereof relating to quantity of Product to be ordered, manufactured, purchased or sold under this Agreement, applicable law and regulations relating to Quota shall control.

ARTICLE 3

CLIENT'S OBLIGATIONS

3.1 Payment.

Pursuant to the terms of this Agreement, the Client shall pay Patheon for the provision of the Manufacturing Services according to the fees specified in Schedules B and C hereto (such fees being subject to adjustment in accordance with the terms hereof).

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3.2 Active Materials.

The Client shall [ * ], deliver the Active Materials to Patheon (in accordance with Section 2.1(f)) in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by Patheon. The Active Materials shall be [ * ] by Patheon [ * ] on the terms and subject to the conditions herein contained. [ * ] shall pay [ * ] $[ * ] per [ * ] (each [ * ] to hold [ * ]), per [ * ] for [ * ] Active Materials in [ * ] plus a [ * ]. The parties acknowledge and agree that title to the Active Materials shall [ * ] the property of [ * ]. Any Active Materials received by it shall only be used by Patheon to provide the Manufacturing Services. Patheon's liability with respect to any lost or damaged Active Materials shall be as set forth in Section 10.2(b).

ARTICLE 4

CONVERSION FEES AND COMPONENT COSTS

4.1 Pricing.

The fees for the Manufacturing Services (which fees include [ * ]) shall be as set forth in Schedules B and C and are subject to the adjustments set forth therein and in Section 4.2 hereof. Subsequent Year’s pricing, and adjustments to pricing, are set forth in Schedule B hereof.

4.2 Adjustments Due to Technical Changes.

For changes to the Specifications or manufacturing processes that are required by applicable Laws ("Required Manufacturing Changes"), Patheon and the Client shall cooperate in making such changes and use commercially reasonable efforts to implement such changes promptly in a manner that minimizes any effect on the supply hereunder to the Client of Product meeting Specifications. All costs associated with Required Manufacturing Changes directly related to the [ * ] shall be borne by [ * ]. All other costs associated with Required Manufacturing Changes under this Agreement, including, without limitation, obsolete Components, Regulatory Filings, work in process, equipment and Product shall be borne by [ * ]. Amendments to the Specifications or the Quality Agreement requested by the Client that are not Required Manufacturing Changes ("Client Requested Changes") will only be implemented following [ * ] necessitated by any such amendment. Amendments to the Specifications, the Quality Agreement or the Manufacturing Site requested by Patheon that are not Required Manufacturing Changes ("Patheon Requested Changes") will only be implemented following the approval of Client, [ * ], and the costs of the Patheon Requested Changes will be borne by [ * ]. If the Client accepts a proposed fee change, the proposed change in the Specifications shall be implemented, and the fee change shall become effective only with respect to those orders of the Product that are manufactured in accordance with the revised Specifications. In addition, with respect to the [ * ] Requested Changes, the [ * ] agrees to purchase, at [ * ] (including all costs incurred by [ * ] in connection with the purchase and handling of such [ * ]), all [ * ] utilized under the [ * ] Specifications and purchased or maintained by Patheon in order to fill Firm Orders or in accordance with Section 5.2, to the extent that such [ * ] can [ * ] under the revised Specifications. Open purchase orders for

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Components no longer required under any revised Specifications that were placed by Patheon in accordance with this Agreement with suppliers in order to fill Firm Orders or in accordance with Section 5.2 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be [ * ].

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1 Orders and Forecasts.

(a) Rolling Forecasts. The Client shall provide Patheon with a written non-binding [ * ] forecast of the volume of each Product that the Client then anticipates will be required to be produced and delivered to the Client during each [ * ] of that [ * ] period. Such forecast will be updated by the Client [ * ] on or before the [ * ] day of each [ * ] on a rolling [ * ] basis. The most recent [ * ] forecast shall prevail.

(b) Firm Orders. On or before the [ * ] day of each [ * ] the Client shall issue firm written orders ("Firm Orders") for the Product from time to time at Client’s discretion to be produced and delivered to the Client on a date not less than [ * ] from the [ * ] the date that the Firm Order is submitted. Such Firm Orders submitted to Patheon shall specify the Client's purchase order number, quantities by Product, type of packaging, delivery schedule and any other elements necessary to ensure the timely production and shipment of the Product. The quantities of Product ordered in such written orders shall be firm and binding on the Client. Notwithstanding the foregoing, and subject to the availability of required Components, Patheon will permit amendments and substitutions to Firm Orders issued by the Client upon prior written notice to Patheon in respect of Product packaging; provided, however no amendments or substitutions will be accepted by Patheon once [ * ], as the case may be, has commenced.

(c) Acceptance. Firm Orders placed with Patheon by the Client pursuant to the provisions of Section 5.1(b) shall be acknowledged by Patheon in writing within [ * ] days of receipt thereof. Patheon will [ * ] ensure that all Product ordered by the Client in accordance with this Agreement will be shipped in accordance with the delivery dates specified in the Client’s purchase order but in no event shall the [ * ] delivery date be [ * ] from the [ * ], and Patheon will notify the Client promptly of any significant anticipated delay no later than [ * ] prior to such delivery date.

5.2 Reliance by Patheon.

The Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted pursuant to Sections 5.1(a) and (b) in ordering the Components required to meet such Firm Orders. In addition, the Client understands that to ensure an orderly supply of such Components, it may be desirable for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Product during [ * ] of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed in writing to by Patheon and the

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Client. Accordingly, the Client authorizes Patheon to purchase Components in order to satisfy the production requirements for Product for the first [ * ] contemplated in the most recent forecast provided by the Client pursuant to Section 5.1(a) and agrees that Patheon may make such other purchases of Components to meet production requirements during such longer periods as may be agreed to in writing from time to time by the Client at the request of Patheon or the Client. If Components ordered by Patheon pursuant to Firm Orders under this Section 5.2 are not included in finished Product purchased by the Client within [ * ] after the date of the Firm Order in respect of which such purchases have been made (or such longer period as the parties may agree) or if such Components have expired during such period, then [ * ]; provided, however, that in the event such Components are incorporated into Product subsequently purchased by the Client or into third party products manufactured by Patheon and subsequently purchased by a third party, the [ * ] of such Components [ * ].

Patheon shall provide Client, initially upon execution of this Agreement and thereafter on an annual basis, with a listing of all Components which Patheon anticipates purchasing pursuant to the terms of this Agreement in the form set out in Schedule J (the "Components Purchasing Summary"). Patheon will advise the Client in writing which Components have a limited shelf-life and which are subject to minimum order quantities specified by the supplier. [ * ] for the [ * ] Components [ * ] purchased by Patheon in accordance with the terms of this Agreement but not used to perform the Manufacturing Services prior to the expiry of the Component’s shelf life, so long as such Components have expiration dating of at least [ * ] from the date of purchase by Patheon. If Patheon is able to use such Components in activities other than the Manufacturing Services, Patheon will [ * ] the Client any [ * ] for such Components.

5.3 Minimum Orders.

The Client may only order Product in multiples of the Minimum Run Quantities set out in Schedule B.

5.4 Shipments.

Shipments of Product shall be made [ * ] (as such term is defined in INCOTERMS 2000) Patheon’s shipping point unless otherwise mutually agreed to in writing by the parties. Risk of loss or of damage to Product shall remain with Patheon until [ * ] at which time risk of loss or damage shall transfer to the Client. Patheon shall, in accordance with the Client’s instructions and as agent for the Client, (i) arrange for shipping to be paid by the Client and (ii) at the Client’s risk and expense, obtain any export licence or other official authorization necessary to export the Product from the US. The Client shall arrange for insurance and shall select the freight carrier used by Patheon to ship Product and may monitor Patheon’s shipping and freight practices as they pertain to this Agreement. Product shall be transported in accordance with the Specifications and other applicable Laws.

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5.5 Invoices and Payment.

Invoices shall be sent by fax or e-mail to such fax number or e-mail address as may be provided by the Client in writing from time to time but no earlier than [ * ]; provided, however, that if Client requests Patheon to hold or store Bulk Product or Fully Packaged Product for more than [ * ] after completion of the applicable Manufacturing Services, Patheon may invoice Client for any such Product [ * ]. Patheon shall also submit to the Client, with each shipment of Product, a duplicate copy of the invoice covering such shipment. Patheon shall also provide the Client with an invoice covering [ * ] pursuant to the terms and conditions of this Agreement and, in accordance with Section [ * ]. Each such invoice shall, to the extent applicable, identify the Client purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by the Client. The Client shall pay all such invoices within thirty (30) days of the date thereof. Notwithstanding the foregoing, the Client may withhold any amounts invoiced by Patheon that it disputes. If the Client disputes any invoice, the Client shall within [ * ] after such invoice is furnished to it notify Patheon that it disputes the accuracy or appropriateness of such invoice and specify the particular respects in which such invoice is inaccurate or inappropriate. The Client and Patheon will make good faith efforts to resolve any disputes within [ * ] thereafter. Any amounts that are disputed by the Client shall not be due until [ * ] following the resolution of such dispute.

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1 Product Claims.

(a) Product Claims. The Client has the right to reject any portion of any shipment of Product that deviates from the Specifications or cGMPs, without invalidating any remainder of such shipment. The Client or its designee shall inspect the Product manufactured by Patheon upon receipt thereof and shall use its commercially reasonable efforts to give Patheon written notice (a "Deficiency Notice") of all claims for Product that deviate from the Specifications or cGMPs within [ * ] after the Client’s or its designee’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [ * ] after discovery thereof by the Client, but in no event after the expiration date of the Product). Should the Client fail to provide Patheon with the Deficiency Notice within the applicable period described above, then the delivery shall be deemed to have been accepted by the Client on the day after the end of the period described above.

(b) Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have [ * ] to advise the Client by notice in writing that it disagrees with the contents of such Deficiency Notice. If the Client and Patheon fail to agree within [ * ] after Patheon's notice to the Client as to whether any Product identified in the Deficiency Notice deviates from the Specifications or cGMPs, then the parties shall mutually select a laboratory to evaluate if the Product deviates from the Specifications or cGMPs. Such evaluation shall be binding on the parties, and if such evaluation certifies that any Product deviates

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from the Specifications or cGMPs, the Client may reject such Product in the manner contemplated in this Section 6.1. If such evaluation does not so certify in respect of any such Product, then the Client shall be deemed to have accepted delivery of such Product on the [ * ] day after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [ * ] day after discovery thereof by the Client, but in no event after the expiration date of the Product).

(c) Patheon Responsibility. In the event the Client rejects Product in accordance with this Section 6.1, and the deviation is determined to arise from Patheon’s failure to provide the Manufacturing Services in accordance with Specifications or cGMPs, Patheon will credit the Client’s account for Patheon’s invoice price to the Client for such defective Product. If the Client shall have previously paid for such defective Product, Patheon shall promptly, at the Client’s election, either: (i) refund the invoice price for such defective Product; (ii) offset such amount against other amounts due to Patheon hereunder; or (iii) replace such Product with conforming Product without the Client being liable for payment therefor under Section 3.1, contingent upon the receipt from the Client of all Active Material required for the manufacture of such replacement Product. Subject to the conditions and limitations set out in Section 10.2, Patheon shall be responsible for paying for any Active Material used for the rejected Product under this Section 6.1(c).

(d) Shortages. In the event of a shortage of Product in any shipment by Patheon, at the Client’s election, Patheon shall [ * ] to make up the shortage [ * ]; provided, however, that if the shortage is more than [ * ]% of the quantity ordered [ * ], Patheon will [ * ] to make up the shortage [ * ] after the shortage is reported to Patheon, but no later than [ * ] thereafter, if so requested by the Client, on the following terms: (i) Patheon will manufacture Product in increments of any Minimum Run Quantity listed on Schedule B as determined by the Client and (ii) the [ * ] such Product will equal the [ * ] set forth on [ * ] without regard to [ * ].

6.2 Product Recalls and Returns.

(a) Records and Notice. Patheon and the Client shall each maintain such records as may be necessary to permit a Recall of any Product delivered to the Client or customers of the Client. Each party shall promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Product and/or which might result in the Recall or seizure of the Product. Upon receiving any such notice or upon any such discovery, each party shall cease and desist from further shipments of such Product in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented by the Client. For purposes of this Agreement, "Recall" shall mean any action (i) by the Client to recover title to or possession of quantities of the Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market); or (ii) by any regulatory authorities to detain or destroy any of the Product. Recall shall also include any action by either party to refrain from selling or shipping quantities of the Product to third parties which would have been subject to a Recall if sold or shipped.

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(b) Recalls. In the event (i) any governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders such a Recall, or (iii) the Client determines that any Product should be Recalled or that a “dear doctor” letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by the Client, having regard to all applicable Laws.

(c) Product Returns. The Client shall have the responsibility for coordinating customer returns of the Product. Patheon shall provide the Client with such assistance as the Client may reasonably require to coordinate Product returns.

(d) Patheon's Responsibility. To the extent that a Recall or return results from, or arises out of, a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs, Patheon shall be responsible for the documented out-of-pocket expenses of such Recall or return and shall [ * ] to replace the Recalled or returned Product with new Product, contingent upon the receipt of all Active Materials required for the manufacture of such replacement Product. In the event that Patheon is unable to replace the Recalled or returned Product (except where such inability results from a failure to receive the required Active Materials due to the fault of Client), then at Client’s request, Patheon will reimburse the Client for the price that the Client paid to Patheon for manufacturing the affected Product. In either case, subject to the conditions and limitations set out in Section 10.2, Patheon shall pay all costs related to the Active Materials required for the manufacture of replacement Product. In all other circumstances, Recalls, returns or other corrective actions shall be made at the Client's cost and expense.

(e) Patheon will be responsible for investigating all Recalls and returns (other than as a result of the expiration of such Product) resulting from Patheon’s failure to manufacture the Product in accordance with the Specifications and cGMPs, at its own expense, and Patheon will promptly report to the Client in writing the results of any such investigation.

6.3 Disposition of Defective or Recalled Product.

The Client shall not dispose of any damaged, defective, returned or Recalled Product in relation to which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct the Client to return such Product to Patheon at Patheon’s expense, provided that Client will reimburse Patheon for the cost of such shipping if it is determined that Patheon does not bear any liability for such damaged, defective, returned or Recalled Product. Patheon shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Product in relation to which it bears responsibility under Section 6.1 or 6.2 hereof. In all other circumstances, the Client shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Product.

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6.4 Customer Questions and Complaints.

The Client shall have the sole responsibility for responding to questions and complaints from the Client's customers. Questions or complaints received by Patheon from the Client's customers shall be promptly referred to the Client. Patheon shall co-operate as reasonably required to allow the Client to determine the cause of and resolve any customer questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, within ten (10) days from the date of request, Patheon shall provide the Client with all necessary information in Patheon’s possession or control that will enable the Client to respond properly to questions or complaints relating to the Product. If it is determined that the cause of any customer complaint resulted from a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs and any additional procedures agreed upon in writing by Patheon and the Client, or a breach of this Agreement by Patheon, all costs incurred in respect of this Section 6.4 shall be borne by Patheon. In all other circumstances, the Client shall bear the cost incurred with respect to this Section 6.4.

6.5 Sole Remedy.

Except for the indemnity provided in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 shall be the Client’s sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, Applicable Laws or any additional procedures agreed upon in writing by the Client and Patheon.

ARTICLE 7

CO-OPERATION

7.1 Quarterly Review.

Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than quarterly to review the current status of the business relationship, including, but not limited to, equipment and facilities updates, current and anticipated manufacturing capacity, planned work or changes to the Manufacturing Site where the Product is being produced and anticipated shut downs of such site, and manage any issues that have arisen.

7.2 Governmental Agencies.

Subject to Section 7.7 and the Confidentiality Agreement (as defined in Section 11.1), Patheon may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Product, regarding the manufacture by Patheon of the Product if in the opinion of Patheon’s counsel, such communication is necessary to

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comply with the terms of this Agreement or the requirements of any law, governmental order or regulation; provided, however, that unless in the reasonable opinion of Patheon’s counsel there is a legal prohibition against doing so, Patheon shall permit the Client to accompany and take part in Patheon’s communications with the agency, and to receive copies of all such communications from such agency to Patheon.

7.3 Records and Accounting by Patheon.

Patheon shall keep records of the manufacture, testing and shipping of the Product, and retain samples of such Product as are necessary to comply with the Specifications and all manufacturing regulatory requirements and Laws applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Copies of such records and samples shall be retained for a period of [ * ] following the date of Product expiry, or longer if required by Law, after which Patheon may destroy such records or samples; provided, however, Patheon shall notify the Client in writing at least thirty (30) days prior to such destruction and shall retain or deliver such records or samples to the Client, at the Client’s option and expense, if the Client so requests.

7.4 Inspection; Audit.

The Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, provided a Patheon representative is present during any such inspection. Furthermore, the Client shall have the right, if Client reasonably deems it necessary, to request additional documentation from Patheon to verify Patheon’s calculation of [ * ] and Patheon will use its reasonable commercial efforts to provide such documentation.

7.5 Access.

Patheon shall provide the Client with reasonable access at mutually agreeable times to its Manufacturing Site in which the Product is manufactured, stored, handled or shipped in order to permit the Client's verification of Patheon's compliance with the Patheon Manufacturing Responsibilities and with all applicable Laws. Patheon agrees to permit the Client to review Patheon’s standard operating procedures for the manufacture of the Product and those associated with the general facilities, equipment, or procedures required for compliance with cGMPs or DEA requirements. For greater certainty, the right of access provided in this Section 7.5 shall not include a right to access or inspect Patheon’s financial records. Patheon shall [ * ] obtain the right for the Client to have similar inspection rights with respect to all third party suppliers used by Patheon to provide the Components. If deficiencies are found by the Client during the course of such inspections, the parties will promptly meet to discuss and resolve them, and the Client will be entitled to make reasonable follow up inspections to monitor correction of the deficiencies. Patheon shall notify the Client of any inspections by, or communications with, any governmental agency involving the Product. Patheon shall furnish to the Client all material information supplied to, or supplied by, such regulatory Authority or third party supplier to the extent that such report relates to Product, or the ability of Patheon to supply such Product, within three (3) Business Days of their receipt of such information or delivery of such information, as the case may be. Patheon will promptly correct any deficiencies noted by governmental agencies in any such inspections.

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7.6 Reports.

Patheon will supply on [ * ] basis all Product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, that the Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any annual product report that the Client is required to file with the FDA. Patheon will supply the Client, no later than five (5) days following the last day of the preceding month, with a written summary report of the Active Material inventory for such prior month, in such detail requested and satisfactory to the Client, in order that the Client may properly account for the Active Material held by Patheon pursuant to this Agreement. At the Client’s request and subject to an additional fee to be agreed by the parties, Patheon will prepare on behalf of the Client additional specialized [ * ] product reports in accordance with the Client’s instructions. At the Client’s request and expense, Patheon will provide the data described in this Section 7.6 on a [ * ] basis.

7.7 Regulatory Filings.

(a) Regulatory Filings. The Client shall have the sole responsibility for filing all documents with the FDA and other regulatory Authorities and taking any other actions that may be required of Client to obtain Regulatory Approval for the commercial manufacture of the Product (except as provided in the last sentence of this clause 7.7(a)). Patheon shall use commercially reasonable efforts to assist the Client, to the extent consistent with Patheon’s obligations under this Agreement, to obtain FDA and other regulatory approval for the commercial manufacture of the Product by Patheon as quickly as reasonably possible. Copies of all relevant Chemistry and Manufacturing Controls ("CMC") submissions and any related FDA correspondence are to be provided to Patheon by the Client. Patheon shall have the sole responsibility to obtain and maintain any required local, federal or other permits or approvals (other than the NDA or foreign equivalents) to allow Patheon to perform Manufacturing Services hereunder.

(b) [ * ] Data. [ * ] filing any CMC-related documents with the FDA or other regulatory Authority that incorporate data generated by Patheon, [ * ] incorporating such data so as to [ * ] of such documents [ * ] data.

(c) [ * ] CMC. At least [ * ] filing with the FDA the CMC section of a NDA covering manufacture of the Product by Patheon, the Client [ * ] supporting documents which have been relied upon to prepare the CMC portion so as to [ * ] the CMC portion accurately describes the work [ * ] pursuant to this Agreement.

(d) Pre-Approval Inspection. Subject to subsection (e) below, if [ * ] under paragraph (c) above within the time stipulated in these paragraphs and if [ * ] reasonably believes that [ * ] with the FDA may be jeopardized, [ * ] may, in its reasonable, good faith discretion, [ * ] provided that such [ * ] within [ * ] of [ * ].

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(e) Deficiencies. If in [ * ] good faith discretion, acting reasonably, [ * ] determines that any of the information [ * ] in accordance with [ * ] is [ * ] in any material manner (the "[ * ]"), [ * ] within [ * ] of receipt of such information from [ * ]. Failure to notify the Client within the applicable period set forth above will constitute [ * ] acceptance of the [ * ] in accordance with [ * ]. Until such [ * ] or agreement has been reached with the [ * ], [ * ] reserves the right [ * ]. In such event, [ * ] shall not be construed as a breach of any of its obligations under this Agreement. Any such [ * ] that is delayed shall be rescheduled as soon as reasonably practicable.

(f) Client Responsibility. For clarity, the parties agree that in [ * ] the documents referred to in [ * ] above, Patheon’s role will be limited to [ * ] of the description of the [ * ]. As such, Patheon shall not assume any responsibility for the accuracy of a Regulatory Filing except as to [ * ]. Subject to Patheon’s obligation to cooperate with the Client pursuant to the terms and conditions of this Agreement, the responsibility of the preparation and filing of a Regulatory Filing shall be borne by the Client.

ARTICLE 8

TERM AND TERMINATION

8.1 Initial Term.

This Agreement shall become effective as of the date hereof and shall continue until five (5) years following the Manufacturing Commencement Date (the "Initial Term"), unless terminated earlier by one of the parties in accordance with Article 8 of this Agreement; provided further that the Client shall have the option, in its sole discretion, to extend the Initial Term of this Agreement for successive terms of two years each by providing Patheon with written notice of such election not less than twelve (12) months prior to the expiration of the then current term.

8.2 Termination for Cause.

(a) Either party at its sole option may terminate this Agreement upon written notice in circumstances where the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within sixty (60) days following receipt of a written notice (the "Remediation Period") of said breach that expressly states that it is a notice under this Section 8.2(a) (a "Breach Notice"). The aggrieved party's right to terminate this Agreement pursuant to this Section 8.2(a) may only be exercised for a period of sixty (60) days following the expiry of the Remediation Period (in circumstances where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved party shall be deemed to have waived the breach of the representation, warranty or obligation described in the Breach Notice.

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(b) Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.

(c) The Client may terminate this Agreement upon thirty (30) days' prior written notice in the event that any governmental agency takes any action, or raises any objection, that prevents the Client from importing, exporting, purchasing or selling the Product.

(d) Patheon may terminate this Agreement at any time on or after January 31, 2009 on sixty (60) days’ prior written notice if the Client has not delivered written notice specifying a Manufacturing Commencement Date as of the date of such notice.

(e) Patheon may terminate this Agreement on 12 months prior written notice if the Client assigns pursuant to Section 13.6 any of its rights under this Agreement to an assignee that, in the opinion of Patheon acting reasonably and in good faith, is: (i) not able to pay for Product it orders under this Agreement; or (ii) a competitor of Patheon provided, however, no competitor of Patheon shall be permitted to have access to the Manufacturing Site. For purposes of this Agreement, a competitor of Patheon is a legal entity, 50% of whose revenues are derived from pharmaceutical contract manufacturing services.

8.3 Termination by the Client.

(a) The Client may terminate this Agreement at any time upon twelve (12) months’ prior written notice to Patheon.

(b) The Client may terminate this Agreement at any time on or after December 31, 2007 upon thirty (30) days notice if Patheon has not (i) obtained approval as a manufacturer of the Product, including approval of Patheon’s facility by the FDA and any other applicable regulatory Authority or (ii) obtained a Quota for the Product for calendar year 2008.

8.4 Termination due to Product Discontinuation.

Except as provided in Section 8.2(c), the Client may terminate this Agreement upon ninety (90) days’ prior notice if it intends to no longer order the Product due to the Product's discontinuance in the market.

8.5 Obligations on Termination.

If this Agreement expires or is terminated in whole or in part for any reason, then (in addition to any other remedies either party may have in the event of default by the other party):

(a) subject to Sections 6.1 and 6.2, the Client shall take delivery of and pay for all undelivered Product (i) that is manufactured and/or packaged pursuant to a Firm Order and (ii) that meets the Specifications and (iii) was manufactured in accordance with cGMPs and any additional procedures agreed upon in writing by the parties, at the price in effect at the time the Firm Order was placed;

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(b) the Client shall purchase, [ * ], the Inventory applicable to the Product which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2 prior to notice of termination being given;

(c) the Client shall [ * ] pursuant to Patheon's orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.2; and

(d) Patheon shall return to the Client all unused Active Materials (with shipping and related expenses, if any, to be borne by [ * ]).

Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement.

8.6 Survival.

The provisions of Articles 1, 6, 9, 10, 11 and 12 and Sections 2.2, 5.5, 7.3, 7.6, 8.5, 8.6, 13.1, 13.2, 13.3, 13.5, 13.6, 13.8, 13.9, 13.12, 13.13, 13.14, and 13.15, shall survive the termination of this Agreement for any reason.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Authority.

Each party covenants, represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2 Client Warranties.

The Client represents and warrants that:

(a)	The Client has the right to disclose the Specifications to Patheon; and

(b)	Except with respect to the Patheon Intellectual Property as to which the Client makes no representations or warranties, the Client is not aware of any Intellectual Property of any third party that is necessary for the Client to make, have made, use or sell the Product as contemplated hereby;

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(c)	The Client is not aware of any action or other legal proceedings alleging that third party Intellectual Property rights would be infringed by the manufacture of the Product as contemplated hereby.

9.3 Patheon Warranties.

Patheon covenants, represents and warrants that (a) it shall perform the Manufacturing Services in accordance with the Specifications, cGMPs and all applicable Laws and that any Product supplied by it hereunder at the time of shipment, shall comply with the Specifications, (b) Patheon is not aware of any Intellectual Property of any third party that is necessary for Patheon to manufacture the Product as contemplated hereby and (c) the Active Material will not be used for any purpose beyond or different from the scope of the Manufacturing Services or otherwise in violation of the terms and conditions of this Agreement. Patheon acknowledges that the Product is controlled under Schedule III of the Controlled Substances Act and, as such, is subject to regulations and restrictions concerning its sale and distribution. Patheon agrees to comply with all such regulations and restrictions, as well as any reasonable instructions from the Client with respect to the use and storage of the Product. Without limiting the foregoing, (a) Patheon will obtain and/or maintain in force during the term of the Agreement all licenses and authorizations from the Drug Enforcement Administration or any other regulatory or governmental agency which are necessary for it to manufacture and possess the Product; and (b) Patheon will keep the Product in a secure location with access limited to authorized employees.

9.4 Debarred Persons.

Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b). Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Act.

9.5 Regulatory Approvals.

The Client shall be solely responsible for obtaining or maintaining, on a timely basis, any regulatory approvals in respect of the marketing of the Product by the Client or the regulatory approval of the Specifications, including, without limitation, all marketing and post-marketing approvals. Patheon shall be solely responsible for obtaining and maintaining all permits, approvals and quotas necessary in order for Patheon to manufacture the Product in its facilities as contemplated hereby, and for those facilities themselves.

9.6 Compliance with Laws.

Each party, in connection with its performance under this Agreement, shall comply with all applicable Laws.

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9.7 No Warranty.

NEITHER PATHEON NOR THE CLIENT MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE PRODUCT.

ARTICLE 10

REMEDIES AND INDEMNITIES

10.1 Consequential Damages.

Neither party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or for any liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature.

10.2 Limitation of Liability.

(a) [ * ]. Except as to the extent caused by the negligence or willful misconduct of Patheon, its employees or agents, under no circumstances whatsoever shall Patheon be responsible for any loss or damage to the [ * ]. Patheon’s maximum liability for loss or damage to the [ * ] shall not exceed the [ * ].

(b) Product. Except as expressly provided by applicable law or regulation or to the extent that Patheon has failed to provide the Manufacturing Services in accordance with the Specifications, cGMPs or all applicable Laws, Patheon shall not be liable nor have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, including, without limitation, the costs and expenses of any Recall (collectively, "Product Claims"). For greater certainty, Patheon shall have no obligation for any Product Claims to the extent such Product Claim (i) is caused by [ * ] provided by the Client, the [ * ] or any distribution thereof, (ii) results from a defect in a Component supplied by the Client or the Active Material that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iii) is caused by actions of third parties occurring after such Product is shipped by Patheon pursuant to Section 5.5, (iv) is due to packaging or labelling defects or omissions for which Patheon has no responsibility, or (v) is due to any other breach by the Client of its obligations under this Agreement.

(c) Maximum Liability. Except as set forth in this subsection (c), Patheon’s maximum liability under this Agreement for any reason whatsoever, including, without limitation, any [ * ] hereof or resulting from a breach of its representations, warranties or other obligations under this Agreement shall [ * ]. For purposes of determining [ * ] hereunder, the [ * ] will be based upon the [ * ] Notwithstanding the foregoing, Patheon’s maximum liability

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under this Agreement, for any liability under Section 10.3 hereof for personal injury, sickness, disease or death that results from the failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs shall not [ * ].

10.3 Patheon.

Subject to Sections 10.1 and 10.2, Patheon agrees to defend, indemnify and hold the Client, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favor of third parties other than Affiliates, (together, “Losses”) resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of (i) a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs or all applicable Laws, or (ii) the gross negligence or willful misconduct of Patheon or (iii) the breach of this Agreement by Patheon, including without limitation, any representation or warranty of Patheon contained herein, and in each case, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the gross negligence or wrongful act(s) of the Client, its officers, employees or agents or Affiliates.

In the event of a claim, the Client shall: (a) promptly notify Patheon of any such claim; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with Patheon in the defence of such claim; (d) permit Patheon to control the defence and settlement of such claim, all at Patheon's cost and expense.

10.4 Client.

Subject to Sections 10.1 and 10.2, the Client agrees to defend, indemnify and hold Patheon, its officers, employees and agents (together “Patheon Indemnitees”) harmless against any and all Losses resulting from, or relating to (a) any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by the Client, including, without limitation, any representation or warranty of Client contained herein, (b) any claim that the Specifications for the Product do not conform to all applicable cGMPs, laws and regulations and (c) any claim that the Product, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs (i) may not be lawfully sold and distributed in every jurisdiction in which the Client markets such Product, or (ii) is not safe for human consumption, except to the extent that any such Losses are due to the gross negligence or wrongful act(s) of Patheon, its officers, employees or agents or Affiliates.

Subject to Sections 10.1 and 10.2, Client agrees to defend, indemnify and hold the Patheon Indemnitees harmless against any and all Losses resulting from or relating to any claim that the manufacture, use or sale of the Product infringes any Third Party Rights, except to the extent such infringement or alleged infringement results from Patheon’s manufacturing processes. In the event of any claim described in this Section 10.4, Patheon shall: (a) promptly notify the Client of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with the Client in the defence of such claim; (d) permit the Client to control the defence and settlement of such claim, all at the Client's cost and expense.

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10.5 Reasonable Allocation of Risk.

The parties acknowledge and agree that the provisions of this Agreement (including, without limitation, this Article 10) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Product, and that Patheon, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree of the risks arising from the manufacture, distribution and use of the Product, based on the fact that the Client has developed and holds the marketing approval for the Product and requires Patheon to manufacture and label the Product strictly in accordance with the Specifications, and that the Client and not Patheon is in a position to inform and advise potential users of the Product as to the circumstances and manner of use of the Product.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidentiality.

The Confidentiality Agreement effective March 13, 2007 between the parties (the “Confidentiality Agreement”) will govern the confidentiality obligations of the parties hereunder; provided, however, that:

(a) Confidential Information disclosed orally need not be summarized in writing as provided in Paragraph 4 of the Confidentiality Agreement and;

(b) The Confidentiality Agreement will continue in effect until termination of this Agreement; and

(c) The obligations of confidentiality and non-use under the Confidentiality Agreement will continue until [ * ] years after termination of this Agreement for any reason, including the end of its term.

ARTICLE 12

DISPUTE RESOLUTION

12.1 Commercial Disputes.

In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 6.1(b) or a Technical Dispute), the parties shall first try to solve it amicably. In this regard, any party may send a notice of dispute to the other, and each party

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shall appoint, within [ * ] Business Days from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated shall meet as necessary in order to solve such dispute. If these representatives fail to solve the matter within [ * ] from their appointment, or if a party fails to appoint a representative within the [ * ] Business Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer, Executive Vice President, Operations or Chief Business Officer (or such other officer as they may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, their dispute will be referred to a court of competent jurisdiction in accordance with Section 13.16.

12.2 Technical Dispute Resolution.

In the event of a dispute (other than disputes in relation to the matters set out in Sections 6.1(b) and 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, quality control testing, handling, storage or other activities under this Agreement (a "Technical Dispute"), the parties shall make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each party shall, as soon as practicable and in any event no later than [ * ] Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. In the event that the parties cannot agree whether a dispute is a Technical Dispute or are unable to resolve a Technical Dispute, Section 12.1 shall prevail. For greater certainty, the parties agree that the release of the Product for sale or distribution pursuant to the applicable marketing approval for such Product shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Product is to be released for sale or distribution.

ARTICLE 13

MISCELLANEOUS

13.1 Inventions.

(a) For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services solely for the manufacture of the Product for the Client.

(b) All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use and sale of the Product that is the subject of the Manufacturing Services, shall be the exclusive property of Client.

(c) All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services which are not related to or derived from the Client’s Intellectual Property or specific to, or dependent upon, the Product and which have general application to manufacturing

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processes or formulation development of drug product or drug delivery systems shall be the exclusive property of Patheon (the “Patheon Intellectual Property Rights”). Patheon hereby grants to Client, a non-exclusive, paid-up, royalty-free, transferable license of the Patheon Intellectual Property Rights which Client may use for the manufacture of the Product.

(d) Patheon shall give the Client written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Product or processes or technology owned or otherwise controlled by Client.

(e) Each party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.

(f) Each party agrees and acknowledges that it will not acquire by virtue of this Agreement any interest in or to any trademarks or trade names of the other party; provided, however, that the Client shall have the right to identify Patheon as the manufacturer of the Product.

13.2 Intellectual Property.

Subject to Section 13.1, all Intellectual Property of the Client shall be owned by the Client and all Intellectual Property of Patheon shall be owned by Patheon. The Client and Patheon hereby acknowledge that neither party has, nor shall it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Each party agrees not to use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement. Each party agrees to execute all applications, assignments or other instruments reasonably requested by the other party, in order for such party to establish its ownership of such Intellectual Property and to obtain whatever protection for such Intellectual Property, including patent and copyright rights, in any and all countries on such Intellectual Property as the requesting party will determine. Each party further agrees to cooperate fully with the other party in the process of securing and enforcing the other party’s rights to such Intellectual Property, applicable.

13.3 Insurance.

Each party shall maintain commercial general liability insurance, through the term of this Agreement, which insurance shall afford limits of not less than $[ * ] for each occurrence for personal injury or property damage liability. Furthermore, each party shall maintain products liability insurance, through the term of this Agreement and for a period of [ * ] years thereafter, which insurance shall afford limits of not less than $[ * ] in the aggregate per annum with respect to product and completed operations liability. This insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days' written notice to the insured of a cancellation of, or material

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change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4 Independent Contractors.

The parties are independent contractors and this Agreement shall not be construed to create between Patheon and the Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

13.5 No Waiver.

Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

13.6 Assignment.

(a)	Patheon may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of the Client, such consent not to be unreasonably withheld, provided that any assignee shall covenant in writing to be bound by the terms of this Agreement.

(b)	Subject to Section 8.2(d), the Client may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that (i) the Client shall give prompt written notice of any assignment to Patheon after the assignment, and (ii) any assignee shall covenant in writing to be bound by the terms of this Agreement.

(c)	Notwithstanding the foregoing provisions of this Section 13.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.

13.7 Force Majeure.

Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, lack of or inability to obtain fuel, power or components (a “Force Majeure Event”). A party claiming a right to excused performance under this Section 13.7 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control

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that prevents such performance and shall use its commercially reasonable efforts to eliminate, cure and overcome any of such causes and resume the performance of its obligations. Neither party shall be entitled to rely on a Force Majeure Event [ * ] which would otherwise [ * ] under this Agreement.

13.8 Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by facsimile communication or by sending the same by first class mail, postage prepaid to the mailing address, or facsimile number set forth below:

If to the Client:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

U.S.A.

Attention: Vice President, Product Development

Facsimile No.: (650) 496-3781

with a copy to:

Jazz Pharmaceuticals Inc

3180 Porter Drive

Palo Alto, CA 04304

Attention: General Counsel

Facsimile No.: (650) 496-3781

If to Patheon:

Patheon Pharmaceuticals Inc.

c/o Patheon Inc.,

7070 Mississauga Road, Suite 350

Mississauga, Ontario L5N 7J8

Canada

Attention: President

Facsimile No.: (905) 812-6705

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with a copy to:

Patheon Pharmaceuticals Inc

2110 East Galbraith Road

Cincinnati, Ohio 45237-1625

Attention: Director of Legal Services

Facsimile No.: (513)948-6927

or to such other addresses or facsimile number provided to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery or by facsimile shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the United States or Canadian mail, postage prepaid or upon receipt, whichever is sooner.

13.9 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

13.10 Entire Agreement.

This Agreement, together with the Quality Agreement, Confidentiality Agreement, that certain Capital Expenditure and Equipment Agreement dated as of the date hereof, and that certain Pharmaceutical Development Services Agreement dated as of January 2, 2007, in each case by and between Patheon and the Client, to the extent expressly incorporated herein, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, this Agreement will prevail.

13.11 Other Terms.

The parties agree that no terms, provisions or conditions of any purchase order or other business form or written authorization used by the Client or Patheon will have any effect on the rights, duties or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of the Client or Patheon to object to such terms, provisions, or conditions unless such document specifically refers to this Agreement and is signed by both parties.

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13.12 Third Party Beneficiary.

Nothing in this Agreement shall confer or be construed as conferring on any other third party any benefit or the right to enforce any express or implied term of this Agreement.

13.13 Exclusivity.

During the term of this Agreement and for [ * ] thereafter, Patheon will not develop, make, have made, use, sell, have sold, offer for sale, import or commercialize, or assist any other third party, in any of the foregoing with respect to the Product, other than the Client pursuant to this Agreement.

13.14 Publicity.

Each party agrees not to issue any press release or other public statement disclosing the existence of, or relating to this Agreement, without the prior written consent of the other party; provided, however, that neither party shall be prevented from complying with any duty of disclosure it may have pursuant to applicable Laws or governmental orders.

13.15 Execution in Counterparts.

This Agreement may be executed in two counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.16 Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

PATHEON PHARMACEUTICALS INC.

By	/s/ Riccardo Trecroce
Name:	Riccardo Trecroce
Title:	Secretary

JAZZ PHARMACEUTICALS, INC.

By	/s/ Janne Wissel
Name:	Janne Wissel
Title:	Sr VP, Development

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SCHEDULE A

PRODUCT SPECIFICATIONS

If the Specifications provided are subsequently amended, then the Client shall provide Patheon with copies of such revised Specifications. Upon receipt of the revised Specifications, Patheon shall provide the Client with a signed and dated receipt evidencing such acceptance of the revised Specifications by Patheon.

[ * ]

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SCHEDULE B

MINIMUM RUN QUANTITY, ANNUAL VOLUME, FEES & PRICE ADJUSTMENTS

1. Xyrem Oral Solution – [ * ] mL Bottle

Batch Size (L)	[ * ]
Market	US		EU/Canada
Minimum Annual Qty (bottle)	[ * ]		[ * ]
Run Quantity (bottles)	[ * ]	[ * ]	[ * ]	[ * ]
Pkg Run Quantity (batch)	[ * ]	[ * ]	[ * ]	[ * ]
Materials	[ * ]	[ * ]	[ * ]	[ * ]
Conversion Cost	[ * ]	[ * ]	[ * ]	[ * ]
Price per Bottle*	[ * ]	[ * ]	[ * ]	[ * ]
Split Lot Charge - [ * ] This charge is for splitting off a portion of a US lot for “EU” type bottles for the Canadian market.

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Price for Double Batch Size

Xyrem oral solution: [ * ] ml/bottle

Batch size	[ * ]	[ * ]
Market	US	EU
Annual Qty (bottles)	[ * ]	[ * ]
Run Quantity (bottles)	[ * ]	[ * ]
Materials	[ * ]	[ * ]
Conversion	[ * ]	[ * ]
Price per bottle*	[ * ]	[ * ]
Split lot charge [ * ] This charge is for splitting off a portion of a US lot for “EU” type bottles for the Canadian market.

*	Pricing is based on the fact that Patheon will do the following:

Procurement of raw materials and packaging components as defined in schedule J. Jazz Pharmaceuticals will furnish the API, Sodium Oxybate. Price does include the performance of all QC testing requirements for raw materials, packaging components and finished product.

Manufacturing Assumptions [ * ]

Packaging Assumptions[ * ]

Product Release Testing for Non-Patheon Product [ * ]

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2. Subsequent Years’ Pricing.

The fees for the Manufacturing Services provided pursuant to the terms of this Agreement during any Year following December 31, 2008 shall be determined in accordance with the following:

(a)	Manufacturing and Component Costs. On the first day of the applicable Year during the term of this Agreement, Patheon shall [ * ] (i) for [ * ] in respect of the Product [ * ] to reflect [ * ], unless the parties otherwise agree in writing; and (ii) for [ * ] in such costs. [ * ].

(b)	Pricing Basis. The Client acknowledges that the fee for Manufacturing Services in respect of a Product in any Year is [ * ] and is subject to change if [ * ] unless Client agrees [ * ] provided that such Product [ * ]. In addition, if Patheon and the Client agree that the [ * ] in respect of a Product shall be reduced whether as a result of a [ * ] or otherwise and, as a result of such reduction, [ * ], then Patheon shall be entitled to [ * ].

In connection with a [ * ] pursuant to clause 2 of this Schedule B, Patheon shall [ * ] a revised Schedule B in draft form and a statement outlining (i) [ * ] upon which such [ * ] is based and (ii) the [ * ] to Patheon [ * ] upon which any [ * ] is based, if applicable. In connection with all [ * ] pursuant to clauses 2(b) of this Schedule B, Patheon shall deliver to the Client by not later than [ * ] a revised Schedule B in draft form and such [ * ]. Upon delivery of such a request, each of the Client and Patheon shall forthwith [ * ] in respect of the Product and [ * ]. Such [ * ] shall be effective with respect to any [ * ] after the end of the [ * ].

3. Adjustments to Pricing.

During any Year of this Agreement, the fees set out in Schedule B shall be subject to adjustment in accordance with the following:

(a)	[ * ] Pricing. The Manufacturing Fees describe the fees that are payable by Client for Product based on the [ * ]. The parties shall estimate the Manufacturing Fees payable by Client in any Year based on the [ * ]. Within [ * ] of the end of the each Year, the parties shall reconcile the difference which may be payable by either party based on the [ * ].

(b)	[ * ].

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In connection with a [ * ] pursuant to this clause 3 of Schedule B, Patheon shall deliver to the Client a revised Schedule B and such [ * ]. Upon delivery of such a request, each of the Client and Patheon shall forthwith [ * ].

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SCHEDULE C

STABILITY TESTING

[ * ]

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SCHEDULE D

ACTIVE MATERIALS

Active Materials	Supplier
Sodium Oxybate, Powder	Lonza, Inc.

[ * ]

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SCHEDULE E

BATCH NUMBERING & EXPIRATION DATES

Each batch of the Product manufactured by Patheon will bear a unique batch number using the Patheon batch numbering system. This number will appear on all documents relating to the particular batch of Product.

Patheon will calculate the expiration date for the Product for each batch by adding the expiration period of the Product supplied by the Client to the date of Manufacture of each batch.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE F

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 shall be resolved in the following manner: [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE G

QUALITY AGREEMENT

{This Schedule G has been filed separately as an exhibit to the Jazz Pharmaceuticals, Inc. Registration Statement on Form S-1 in executed form.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE H

QUARTERLY ACTIVE MATERIALS INVENTORY REPORT

TO:	JAZZ PHARMACEUTICALS, INC.
FROM:	PATHEON PHARMACEUTICALS INC.
RE:	Active Materials quarterly inventory report pursuant to Section 2.3(a) of the Manufacturing Services Agreement dated • (the "Agreement")

[ * ]

Capitalized terms used in this report have the meanings given to such terms in the Agreement.

DATE:

PATHEON PHARMACEUTICALS INC.

Per:
Name:
Title:

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE I

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION AND

CALCULATION OF ACTUAL ANNUAL YIELD.

Intentionally Left Blank

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE J

COMPONENTS PURCHASING SUMMARY

Dated: October 19, 2006
[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE K

POTENTIAL BILL-BACK ITEMS

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE L

PACKAGING CONFIGURATIONS

Referenced in the definition section

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.